UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2023

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On January 3, 2023, Samsara Inc. (“Samsara”) announced that Sanjit Biswas, Chief Executive Officer and co-founder, and John Bicket, Chief Technology Officer and co-founder, each previously adopted pre-arranged stock trading plans as part of their individual long-term strategies for achieving asset diversification and liquidity. Using these trading plans, which were adopted in September 2022, Mr. Biswas and Mr. Bicket will spread their planned stock sales out from January 2023 through December 2023 to reduce the market impact of such sales on any given day. All sales of shares under Mr. Biswas’ and Mr. Bicket’s trading plans are subject to volume limitations pursuant to Rule 144 of the Securities Act of 1933, as amended, which limits the amount of shares that may be sold in any three-month period, as well as other conditions specified under their respective trading plans.
As of January 3, 2023, Mr. Biswas and Mr. Bicket collectively beneficially own approximately 228.33 million shares of Samsara common stock, including 228.15 million shares of Class B common stock and 0.18 million shares of Class A common stock, or approximately 44.01% of Samsara shares outstanding as of November 29, 2022. Subject to the terms and conditions of their trading plans and assuming no additional grants of equity awards, Mr. Biswas and Mr. Bicket each intends to sell up to approximately 5.00 million shares held by trusts over which they have voting or investment power, which will include trades made pursuant to their trading plans as well as shares separately sold to generate funds to cover the withholding taxes associated with the vesting of their Samsara equity awards. If Mr. Biswas and Mr. Bicket complete all of the planned sales under their trading plans and anticipated sell-to-cover transactions, they would continue to collectively beneficially own approximately 218.33 million shares, or approximately 42.08% of Samsara shares outstanding as of November 29, 2022 (assuming no other issuances of Samsara’s capital stock or equity awards occur).
These trading plans are intended to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as in effect at the time of plan adoption, and were adopted in accordance with Samsara’s policies regarding stock transactions by insiders. Transactions under these trading plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: January 3, 2023	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Vice President, General Counsel and Corporate Secretary